Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
EastGroup Properties, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements, consolidated financial statement schedules and the effectiveness of internal control over financial reporting incorporated by reference herein.
(signed) KPMG LLP
Jackson, Mississippi
June 3, 2013